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                        [Akerman Senterfitt Letterhead]

Boca Raton                                      One Southeast Third Avenue
Fort Lauderdale                                 28th Floor
Jacksonville                                    Miami, Florida 3313-1714
Miami
Orlando                                         www.akerman.com
Tallahassee
Tampa                                           305 37 5600 TEL 305 374-5095 FAX
West Palm Beach



                                 March 26, 2003


Republic Services, Inc.
110 S.E. Sixth Street, 28th Floor
Ft. Lauderdale, FL 33301

       RE:  REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT")

Gentlemen:

         We have acted as counsel to Republic Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 7,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), which may be issued under the Republic Services, Inc. 1998 Amended and Restated Stock Incentive Plan (the "Plan").

         We have examined such corporate records, documents, instruments and certificates of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the Shares are issued in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and non-assessable securities of the Company.

         The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by any other jurisdiction.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Akerman Senterfitt

                                                     AKERMAN SENTERFITT